Exhibit 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

Contact: Andrew D. Demott, Jr. COO, CFO & Treasurer (727) 803-7135	OR	Hala Elsherbini, Halliburton Investor Relations (972) 458-8000

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS OPERATING RESULTS FOR 2015

●	Net Sales Increase 7.2%
●	Net Income Increases 15.1%
●	Earnings per share (Diluted) Increases 9.8%

SEMINOLE, Fla. - February 25, 2016 – Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, image apparel and accessories, today announced its fourth quarter and year-end operating results for 2015.

For the year ended December 31, 2015, net sales increased 7.2 percent to $210.3 million, compared to 2014 net sales of $196.2 million. Net income for the year ended December 31, 2015 was $13.1 million, or $0.90 per diluted share, compared to $11.3 million, or $0.82 per diluted share, reported for the year ended December 31, 2014.

Net income for the fourth quarter ended December 31, 2015 was $3.4 million, or $0.23 per diluted share, compared to net income of $2.9 million or $0.20 per diluted share reported for the fourth quarter ended December 31, 2014.

Michael Benstock, Chief Executive Officer, commented, “We are pleased to report an increase in net sales of 7.2 percent for 2015 and an increase in net income of 15.1 percent. While we believe these results are impressive, we are especially proud of the net sales gain when taking into account 2014 net sales included the rollout of a new program to one of our airline customers that exceeded $5 million.

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“While we continued to service this customer on an ongoing basis, the rollout amount from 2014 is not recurring. Additionally, we continue to see positive results from our ongoing growth strategies. During 2015, we landed our second GPO (Group Purchasing Organization) contract, and we are working diligently to take advantage of these GPO agreements to further penetrate the direct healthcare market.

“We are reiterating our previous guidance relative to net sales. We expect that organic growth in our uniform segment will exceed 6 percent and our remote staffing vertical will continue to generate significant growth consistent with the levels experienced over the last several years. Overall, on a consolidated basis, we expect average organic growth in excess of 8 percent over the next three to five years. Additionally, we expect to supplement this growth by seeking acquisitions with high growth potential.”

Conference Call

Superior Uniform Group will hold a conference call today at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on March 3, 2016. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10080864 for all replay access.

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

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The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture.

Superior Uniform Group primarily sells its products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, its BPO and Contact Center vertical.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

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Comparative figures for 2015 and 2014 are as follows:

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
THREE MONTHS ENDED DECEMBER 31,

	2015	2014
Net sales	$53,192,000	$49,701,000

Costs and expenses:
Cost of goods sold	35,310,000	32,459,000
Selling and administrative expenses	13,060,000	12,494,000
Interest expense	124,000	132,000
	48,494,000	45,085,000
Income before taxes on income	4,698,000	4,616,000
Taxes on income	1,330,000	1,760,000

Net income	$3,368,000	$2,856,000
Per Share Data:
Basic
Net earnings	$0.24	$0.21
Diluted
Net earnings	$0.23	$0.20

Dividends per common share	$0.083	$0.075

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31,

	2015	2014
Net sales	$210,317,000	$196,249,000

Costs and expenses:
Cost of goods sold	138,884,000	127,512,000
Selling and administrative expenses	52,018,000	50,724,000
Interest expense	519,000	484,000
	191,421,000	178,720,000
Income before taxes on income	18,896,000	17,529,000
Taxes on income	5,830,000	6,180,000

Net income	$13,066,000	$11,349,000

Per Share Data:
Basic
Net earnings	$0.95	$0.85
Diluted
Net earnings	$0.90	$0.82

Dividends per common share	$0.315	$0.285

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
YEARS ENDED DECEMBER 31,

	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,036,000	$4,586,000
Accounts receivable, less allowance for doubtful accounts of $848,000 and $680,000, respectively	29,914,000	27,956,000
Accounts receivable - other	3,262,000	4,135,000
Inventories	63,573,000	58,282,000
Prepaid expenses and other current assets	6,214,000	4,497,000
TOTAL CURRENT ASSETS	103,999,000	99,456,000

PROPERTY, PLANT AND EQUIPMENT, NET	22,524,000	16,285,000
OTHER INTANGIBLE ASSETS, NET	14,222,000	16,288,000
GOODWILL	4,135,000	4,135,000
DEFERRED INCOME TAXES	4,980,000	3,636,000
OTHER ASSETS	1,940,000	137,000
	$151,800,000	$139,937,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,775,000	$9,706,000
Other current liabilities	8,307,000	8,995,000
Current portion of long-term debt	2,750,000	2,375,000
Current portion of acquisition-related contigent liability	1,787,000	1,189,000
TOTAL CURRENT LIABILITIES	24,619,000	22,265,000

LONG-TERM DEBT	21,200,000	22,660,000
LONG-TERM PENSION LIABILITY	8,925,000	8,084,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	3,866,000	5,745,000
OTHER LONG-TERM LIABILITIES	500,000	580,000
DEFERRED INCOME TAXES	-	191,000
COMMITMENTS AND CONTINGENCIES
TOTAL SHAREHOLDERS' EQUITY	92,690,000	80,412,000
	$151,800,000	$139,937,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,066,000	$11,349,000
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	3,873,000	3,839,000
Provision for bad debts - accounts receivable	266,000	197,000
Share-based compensation expense	1,361,000	1,404,000
Deferred income tax (benefit) provision	(1,216,000)	1,000
(Gain) on disposals of property, plant and equipment	(1,000)	(91,000)
Adjustment to acquisition-related contingent liability	(200,000)	-
Accretion of acquisition-related contingent liability	119,000	128,000
Changes in assets and liabilities:
Accounts receivable - trade	(2,224,000)	(5,418,000)
Accounts receivable - other	873,000	(2,000)
Inventories	(5,291,000)	(8,796,000)
Prepaid expenses and other current assets	(1,717,000)	1,515,000
Other assets	(1,803,000)	18,000
Accounts payable	2,069,000	1,343,000
Other current liabilities	(631,000)	1,180,000
Long-term pension liability	(112,000)	216,000
Other long-term liabilities	(80,000)	(45,000)
Net cash provided from operating activities	8,352,000	6,838,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(8,069,000)	(4,936,000)
Proceeds from disposals of property, plant and equipment	24,000	128,000
Net cash used in investing activities	(8,045,000)	(4,808,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	67,331,000	55,117,000
Repayment of long-term debt	(68,416,000)	(56,332,000)
Payment of cash dividends	(4,255,000)	(3,663,000)
Payment of contingent liability	(1,200,000)	-
Proceeds received on exercise of stock options	1,840,000	1,855,000
Excess tax benefit from exercise of stock options and SARS	843,000	263,000
Net cash used in financing activities	(3,857,000)	(2,760,000)

Net decrease in cash and cash equivalents	(3,550,000)	(730,000)
Cash and cash equivalents balance, beginning of year	4,586,000	5,316,000
Cash and cash equivalents balance, end of year	$1,036,000	$4,586,000

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